SETTLEMENT AGREEMENT

         AGREEMENT, dated as of November 2, 1989, among Public Service Company of New Mexico, a New Mexico corporation ("PNM"), the lender parties hereto (the "Lenders") and Chemical Bank as agent (the "Agent") and collateral agent (the "Collateral Agent").

                                   Background
                                   ----------

     A. Meadows Resources, Inc., a New Mexico corporation and a wholly-owned subsidiary of PNM ("Meadows"), certain of the Lenders and the Agent are parties to a Credit Agreement dated as of June 28, 1988 (as amended, overridden and in effect from time to time, the "Credit Agreement").

     B. Meadows, the Lenders, the Agent and the Collateral Agent are parties to a Master Collateral Agreement dated as of June 28, 1988 (as amended, overridden and in effect from time to time, the "Master Collateral Agreement"). All terms defined in or by reference in the Master Collateral Agreement and not otherwise defined herein or by reference herein are used herein with the meanings as so defined.

     C. Meadows, the Lenders, the Agent and the Collateral Agent are parties to a Consent and Override Agreement dated as of May 1, 1989 (as amended and in effect from time to time, the "Consent and Override Agreement").

     D. The Agent, the Collateral Agent and the Lenders assert that PNM is liable in respect of the principal, interest, expenses (including without limitation attorneys' fees and expenses) and other amounts due from Meadows (such obligations of Meadows, the "Debt") under the Credit Agreement, the Master Collateral Agreement , the Security Documents and the Existing Agreements. The principal amount of the Debt as of May 1, 1989 (excluding expenses and that portion of the principal amount of the Chemical Note attributable to accrued but unpaid interest on the note of MCB Financial Group, Inc. ("MCB Financial"), dated December 10, 1986, in favor of Chemical Bank) was $127,910,639.00. As of the Effective Time, the amount of such principal outstanding (after giving effect to the payment to the Collateral Agent referred to in paragraph F hereof, but before giving effect to the payments to the Collateral Agent referred to in Sections 1.2 and 3.1(a) hereof) was $63,308,146.

     E. PNM denies the assertions of the Agent, the Collateral Agent and the Lenders described in paragraph D above and asserts that PNM (i) could not lawfully have guaranteed any indebtedness of Meadows without the prior approval of the New Mexico Public Service Commission, (ii) did not in fact guarantee the Debt and (iii) therefore has no liability in respect of the Debt. PNM further asserts that (i) the Lenders were aware of the applicable New Mexico laws and regulations regarding a guaranty by a utility at the time Meadows incurred the Debt and therefore priced their respective loan transactions with Meadows on a stand-alone basis, (ii) that, given a reasonable period of time in which to dispose of its assets, except for the notes (the "BCD Pledged Notes") of Bellamah Community Development ("Bellamah") pledged by Meadows to the Collateral Agent pursuant to the Note Pledge Agreement, Meadows will be able to pay substantially all of the principal amount of the Debt and (iii) if the BCD Pledged Notes are repaid in full, then such Debt will be fully repaid.

     F. Prior to the Effective Time, PNM purchased from Meadows for $9,000,000 (the "Exel Payment") the common stock of Exel Limited, a Cayman Islands corporation ("Exel"), owned by Meadows. Meadows retained $3,250,000 from the Exel Payment and remitted the balance thereof to the Collateral Agent, which distributed such balance to the Lenders in accordance with the Consent and Override Agreement.

     G. In order to avoid the expense and uncertainty of any protracted litigation over the validity of their respective positions, and in an effort to improve the relationship between PNM and the Lenders, PNM, on the one hand, and the Agent, the Collateral Agent and the Lenders, on the other, desire to enter into this Agreement to compromise and settle, on the terms and conditions described herein, all claims, rights and causes of action which each has or may have against the other in respect of the Debt.

                              Terms and Conditions
                              --------------------

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the mutual undertakings of the parties hereto, PNM, the Agent, the Collateral Agent and the Lenders hereby agree as follows:

I. TRANSACTIONS AT EFFECTIVE TIME. Prior to or simultaneously with the execution and delivery of this Agreement by all of the parties hereto (the "Effective Time"), the following shall occur:

     1.1 Secretary's Certificate. PNM shall deliver to the Agent, the Collateral Agent and the Lenders a certificate of the Secretary of PNM, dated the date on which the Effective Time occurs, and certifying that (a) attached thereto is a true, correct and complete copy of resolutions duly adopted by the full Board of Directors of PNM, authorizing the execution, delivery and performance of this Agreement by PNM and (b) such resolutions have not been modified, rescinded or amended and are in full force and effect.

     1.2 Tax Payment. PNM shall pay to Meadows a tax sharing payment in the amount of $6,500,000 in immediately available funds for immediate payment to the Collateral Agent for distribution to the Lenders in accordance with the Consent and Override Agreement.

II.      MUTUAL RELEASES.

     2.1 PNM Release. Effective as of the Effective Time, the Agent, the Collateral Agent and each Lender hereby release and discharge PNM, Utech Venture Capital Corp. ("Utech"), Exel and each Subsidiary and Affiliate of PNM (excluding Meadows and each Meadows Affiliated (as hereinafter defined)) and all past, present and future shareholders, directors, officers, agents, representatives, attorneys, advisors, employees, successors and assigns of PNM, Utech, Exel and each Subsidiary and Affiliate of PNM (PNM and such individuals (there being no individuals excluded regardless of affiliation with Meadows or any Meadows Affiliate) and non-excluded entities, the "PNM Releases") from any and all actions, causes of action, suits, debts, guaranties, covenants, contracts, agreements, promises, damages, claims and demands whatsoever, under the laws of the United States or of any state, in equity, or otherwise (the "Lender Claims"), which the Agent, the Collateral Agent and such Lender ever had, now have or hereafter can, shall or may have against any one or more of the PNM Releases, with respect to all Lender Claims arising out of or related to the Debt or the circumstances of the incurrence thereof by Meadows, other than any Lender Claim (a) resulting from the failure of PNM to perform its obligations under this Agreement or the breach of any representation or warranty of PNM set forth in this Agreement or in any instrument or document delivered pursuant hereto, (b) against Meadows, Republic Holding Company ("Republic Holding"), Bellamah, any of the Affiliated Subsidiaries or any other direct or indirect Subsidiary of Meadows (each such entity, a "Meadows Affiliate") or (c) in the case of Union Bank, in respect of any letters of credit issued by Union Bank for the account of MCB Financial.

     2.2 Agent, Collateral Agent and Lender Releases. Effective as of the Effective Time, PNM hereby releases and discharges the Agent, the Collateral Agent, each Lender and all past, present and future shareholders, directors, officers, agents, representatives, attorneys, advisors, employees, successors and assigns of each of the Agent, the Collateral Agent and such Lender (the Agent, the Collateral Agent, such Lender and such other individuals and entities, the "Lender Releasees") from any and all actions, causes of action, suits, debts, guaranties, covenants, contracts, agreements, promises, damages, claims and demands whatsoever, under the laws of the United States or of any state, in equity, or otherwise (the "PNM Claims"), which PNM ever had, now has or hereafter can, shall or may have against any one or more of the Lender Releasees, with respect to all PNM Claims arising out of or related to the Debt, the circumstances of the incurrence thereof by Meadows or the relationship between any Lender Releasee and Meadows prior to, at the time of or following such incurrence, other than any PNM Claim resulting from the failure of the Agent, the Collateral Agent or such Lender to perform its obligations under this Agreement or the breach of any representation or warranty of the Agent, the Collateral Agent or such Lender set forth in this Agreement or in any instrument or document delivered pursuant hereto.

     2.3 Sole Remedy. In the event that any party hereto shall fail to perform its obligations hereunder, the sole remedy for such failure shall be to recover damages for the breach of the provisions of this Agreement requiring such performance.

III.     PNM DAMAGE PAYMENTS AND RECAPTURE.

     3.1  Schedule of  Payments.  In  consideration  of the release set forth in
Section 2.1 hereof, PNM will make payments to the Collateral Agent for distribution to the Lenders in accordance with the Consent and Override Agreement as set forth below.

               (a) Contemporaneously with or prior to the Effective Time, PNM will pay in immediately available funds as damages to the Collateral Agent for distribution to the Lenders in accordance with the Consent and Override Agreement the difference between

               $15,356,520 and the aggregate amount of all payments received and retained by the Lenders on the Debt on or after October 31, 1989 other than proceeds of any sale, assignment or other disposition of all or a portion of (i) Meadows' interest in the Santa Fe County Ranch Resort, (ii) the shares of common stock of Republic Savings Bank, F.S.B. ("Republic Savings"), owned by Republic Holding, (iii) the shares of preferred stock of Republic Savings owned by Meadows or (iv) the shares, rights and interests comprising Meadows' venture capital portfolio (the "Venture Capital Interests"), including without limitation the capital stock of Meadows Ventures, Inc., Pulse Systems, Inc., DH Technology, Inc. and Convex Computers, Inc. owned by Meadows and any warrants and royalty rights relating thereto.

               (b) No later than December 29, 1989, PNM will pay in immediately available funds as damages to the Collateral Agent for distribution to the Lenders in accordance with the Consent and Override Agreement the difference between $32,856,520 and the aggregate amount of all payments received and retained by the Lenders on the Debt on or after October 31, 1989.

               (c) No later than March 31, 1990, PNM will pay in immediately available funds as damages to the Collateral Agent for distribution to the Lenders in accordance with the Consent and Override Agreement the difference between ($37,566,520 and the aggregate amount of all payments received and retained by the Lenders on the Debt on or after October 31, 1989.

               (d) No later than June 30, 1990, PNM will pay in immediately available funds as damages to the Collateral Agent for distribution to the Lenders in accordance with the Consent and Override Agreement the difference between $53,211,520 and the aggregate amount of all payments received and retained by the Lenders on the Debt on or after October 31, 1989.

               (e) No later than December 31, 1990, PNM will pay in immediately available funds as damages to the Collateral Agent for distribution to the Lenders in accordance with the Consent and Override Agreement the difference between $57,396,520 and the aggregate amount of all payments received and retained by the Lenders on the Debt on or after October 31, 1989.

     3.2 Treatment of Certain Amounts; Non-Cash Payments.

               (a) For purposes of (i) Section 3.1 hereof, all payments received by the Collateral Agent from PNM and used to pay the out-of-pocket expenses (including without limitation attorneys' fees and expenses) of the Agent, the Collateral Agent or the Lenders shall be deemed to have been received and retained by the Lenders and (ii) Sections 3.1 and 3.4 hereof, all sums received, prior to November 2, 1989, by the Collateral Agent from Meadows or from any liquidation of Meadows' assets or other collateral for the Debt and used to pay the out-of-pocket expenses (including without limitation attorneys' fees and expenses) of the Collateral Agent or attorneys' fees and expenses incurred by the Lenders shall not be deemed to have been received and retained by the Lenders.

               (b) The Agent, the Collateral Agent and the Lenders hereby agree not to accept any payment on the Debt other than in cash without the prior written consent of PNM, except to the extent that any such non-cash payment is, directly or indirectly, a distribution pursuant to a Bankruptcy Case (as hereinafter defined). In the event that any such non-cash distribution is received or proposed to be received on the Debt pursuant to a Bankruptcy Case, the parties hereto will consult in good faith as to appropriate arrangements (and will endeavor to implement any such arrangements in good faith) for protecting, preserving, retaining, managing, realizing on, maintaining and distributing the property so received, in order to effectuate equitably the intent and purpose of the sharing and recapture arrangements contemplated in Section 3.4 hereof. No non-cash distribution received by the Collateral Agent or the Lenders shall be treated as a payment received and retained by the Collateral Agent or the Lenders, except that any net cash proceeds realized, received and retained by the Collateral Agent or the Lenders on such distribution shall be treated as received and retained by the Collateral Agent and the Lenders at the time of such realization and receipt. Unless otherwise agreed to by the parties, the Collateral Agent may hold any such non-cash distribution on behalf of the parties, as their interests may appear, until realization thereon.

     3.3 Adjustments. In the event that Meadows, any Meadows Affiliate, any successor to or creditor of Meadows or such Meadows Affiliate, any trustee, receiver, conservator or other person acting on behalf of Meadows, such Meadows Affiliate or the estate, creditors or equity holders of Meadows or such Meadows Affiliate or any regulator of any of the foregoing, shall at any time recover from any Lenders or the Collateral Agent any sums (other than sums received from PNM pursuant to Section 3.1 hereof) treated as having been received and retained by the Lenders or the Collateral Agent under Sections 3.1 and 3.4 hereof or any sums in respect of which the Collateral Agent has made remittances to PNM pursuant to such Section 3.4, (a) the amount of any such recovery will be treated as never having been received and retained by the Lenders and never having been received by the Collateral Agent on the Debt for purposes of such Sections 3.1 and 3.4 and (b) unless such recovery is found by a final, non-appealable order of a court of competent jurisdiction to be due to the misconduct of the Lenders or the Collateral Agent (which misconduct shall not include actions or omissions (x) attributable to the transactions contemplated by this Agreement or any instrument or document executed or delivered in connection with this Agreement at or after the Effective Time and (y) occurring prior to the Effective Time and of which PNM or any Subsidiary or Affiliate thereof (including, without limitation, Meadows and any Meadows Affiliate) had knowledge prior to the Effective Time), PNM will pay promptly, without interest,
(i) in the case of any such recovery from the Collateral Agent, to the Collateral Agent or (ii) in the case of any such recovery from any Lenders, to the Collateral Agent for distribution to such Lenders in proportion to the respective amounts of such recoveries from each of such Lenders, in each case an amount equal to the amount, if any, which PNM would have owed under such Section
3.1 as of the date of such recovery if the Lenders had not received and retained the sums recovered (or in the case of recovery of a sum in respect of which a remittance was made to PNM, the amount of such remittance). Any payment by PNM
(a) pursuant to clause (b) (i) of the immediately preceding sentence may, notwithstanding anything in the Credit Agreement, the Master Collateral Agreement or the Consent and Override Agreement to the contrary, be retained by the Collateral Agent and not distributed to the Lenders (but only if the Collateral Agent shall have previously distributed, in accordance with the Consent and Override Agreement or this Agreement, as applicable, the sums in respect of which the recovery from the Collateral Agent was made) and (b) pursuant to either clause (b) (i) or clause (b) (ii) of the immediately preceding sentence will be treated as having been received and retained by the Lenders for purposes of such Sections 3.1 and 3.4. To the extent that PNM is not required to make a payment under this Section 3.3 in respect of any such sums recovered from the Collateral Agent or any Lender (other than because of misconduct), the Lenders will make appropriate arrangements in order to share the amount of any such recovery pro rata.

         3.4 Recapture. (a) Subject to Sections 3.2, 3.3 and 3.4(b) hereof, if at any time the Agent, the Collateral Agent or the Lenders shall have received and retained $115,540,000 after May 1, 1989 on the Debt from any source, including without limitation payments from PNM under Section 3.1 hereof, the Collateral Agent shall remit promptly to PNM as a refund of a portion of the damages paid by PNM amounts equal to any sums subsequently received by the Collateral Agent in respect of the Debt or of any interest in the residual value of Meadows allocated to the Lenders in connection with the Meadows Restructuring Agreement (as hereinafter defined), but only to the following extent: (a) 100% of the sums so received by the Collateral Agent from any source other than any
(i) distribution or other realization (a "Bellamah Distribution") of any nature in respect of Meadows' claims against or direct or indirect equity interest in Bellamah or the obligations of Bellamah under the Guarantee Agreement (as defined in the Credit Agreement), (ii) sale, assignment or other disposition (a "Bellamah Sale") of assets of Bellamah or of such claims, equity interest or obligations or (iii) distribution of Meadows' residual cash on December 31, 1990 and December 31, 1991 (or on such other dates as agreed to by Meadows and the Lenders) as contemplated in any term sheet or agreement then in effect for the restructuring of Meadows' obligations to the Lenders (the "Meadows Restructuring Agreement") and (b) 50% of the sums so received by the Collateral Agent from any Bellamah Distribution or Bellamah Sale, in each case until PNM has been fully reimbursed, without interest, for any payments it has made to the Collateral Agent under Sections 3.1 (b), (c), (d) or (e) or Section 3.3 hereof. Any of the foregoing sums received by the Collateral Agent in respect of the Debt and on account of which the Collateral Agent (i) is required to make payment to PNM pursuant to the immediately preceding sentence shall be paid by the Collateral Agent to PNM and not distributed to the Lenders and (ii) is not required to make such payment to PNM shall be distributed by the Collateral Agent to the Lenders in accordance with the Consent and Override Agreement.

         (b) Notwithstanding anything in Section 3.4 (a) hereof to the contrary, if the Debt has been fully repaid prior to the time at which PNM has been fully reimbursed in accordance with such Section 3.4 (a), the payment to which PNM would be entitled from the Collateral Agent under such Section 3.4 (a) in respect of sums received by the Collateral Agent on account of a Bellamah
Distribution or Bellamah Sale shall be limited so as to ensure that, after giving effect to such payment and the retention by the Collateral Agent of sums in respect thereof pursuant to the second sentence of such Section 3.4 (a), the Lenders receive 50% of the value of such Bellamah Distribution or Bellamah Sale.

         3.5 PNM Waiver of Claims in Meadows' Bankruptcy or Reorganization. In the event that Meadows shall voluntarily or involuntarily become the subject of a case under Title 11 of the United States Code (a "Bankruptcy Case"), to the extent that PNM may have or be deemed to have a claim against Meadows in any such Bankruptcy Case, PNM agrees with the Lenders that PNM will waive any such claim but only to the extent that such claim may arise or be deemed to arise in relation to any obligation of or payment by PNM on account of or measured by antecedent debt of Meadows in respect of which antecedent debt payment was made by Meadows between ninety days and one year before the filing of such Bankruptcy Case.

IV.      REPRESENTATIVES AND WARRANTIES.

     4.1 PNM Representations and Warranties. PNM represents and warrants to the Agent, the Collateral Agent and the Lenders that (a) PNM is authorized to execute, deliver and perform this Agreement, (b) PNM's execution, delivery and performance of this Agreement does not violate any law, statute, ordinance, rule, regulation, charter, bylaw or agreement to which PNM is subject or by which PNM is bound, (c) the persons executing and delivering this Agreement and each instrument or document delivered pursuant hereto on PNM's behalf are authorized to do so and (d) this Agreement constitutes the legal, valid and binding obligation of PNM, enforceable against PNM in accordance with its terms.

     4.2 Lender Representations and Warranties. Each Lender hereby separately represents and warrants to PNM that (a) such Lender is authorized to execute, deliver and perform this Agreement, (b) such Lender's execution, delivery and performance of this Agreement does not violate any law, statute, ordinance, rule, regulation, charter, bylaw or agreement to which such Lender is subject or by which such Lender is bound, (c) the persons executing and delivering this Agreement and each instrument or document delivered pursuant hereto on such Lender's behalf are authorized to do so, (d) this Agreement constitutes the legal, valid and binding obligation of such Lender, enforceable against such Lender in accordance with its terms and (e) such Lender has not assigned or granted any participation in its portion of the Debt (other than any such participation assigned or granted to another Lender pursuant to the Sharing Agreement dated as of July 28, 1989 among the Lenders).

     4.3 Agent and Collateral Agent Representatives and Warranties. Each of the Agent and the Collateral Agent hereby separately represents and warrants to PNM that (a) it is authorized to execute, deliver and perform this Agreement, (b) its execution, delivery and performance of this Agreement does not violate any law, statute, ordinance, rule, regulation, charter, bylaw or agreement to which it is subject or by which it is bound, (c) the persons executing this Agreement and each instrument or document delivered pursuant hereto on its behalf are authorized to do so and (d) this Agreement constitutes the legal, valid and binding obligation of the Agent or the Collateral Agent, as the case may be, enforceable against the Agent or the Collateral Agent, as the case may be, in accordance with its terms.

V.   LENDER CONSENT AND WAIVER

     5.1 Specified Asset Sales. The Lenders agree to waive compliance (a) in the case of the Banks, with all provisions of the Loan Documents and (b) in the case of each Existing Creditor, with all provisions of the Existing Agreements to which such Existing Creditor is a party, in each case to the extent and only to the extent necessary to permit the sale of any of the following assets of Meadows or any Meadows Affiliate for cash at or above the prices listed therefor, free and clear of any and all claims, liens, charges and encumbrances in favor of, or created by or through, the Lenders, so long as the proceeds of any such sales are promptly remitted by Meadows to the Collateral Agent for distribution in accordance with the provisions of this Agreement:

         Asset                                                Minimum Price
         -----                                                -------------
         Santa Fe County Ranch Resort                         $    7,200,000
         (as a whole or in parcels at not
         less than $4,000 per acre)

         Venture Capital Interests                            $    2,000,000

         Frontier First Partners                              $      554,000

         Common and preferred stock
         of Republic Savings                                  $   10,800,000

         5.2  Miscellaneous  Asset Sales.  The Lenders agree to waive compliance
(a) in the case of the Banks, with all provisions of the Loan Documents and (b) in the case of each Existing Creditor, with all provisions of the Existing Agreements to which such Existing Creditor is a party, in each case to the extent and only to the extent necessary to permit the sale or disposition of, or other realization on, any asset of Meadows (other than Meadows' claims against or direct or indirect equity interest in Bellamah) not identified in Section 5.1 hereof, including without limitation the preferred stock of Sunbelt Mining Company, Inc. and all of Meadows' artwork, office furnishings and equipment, free and clear of any and all claims, liens, charges and encumbrances in favor of, or created by or through, the Lenders. The Lenders agree that Meadows shall have the right to retain the proceeds of any such sales, dispositions or other realizations subject to the provisions of the Meadows Restructuring Agreement (or any amendments or modifications thereto) relating to the subsequent expenditure and/or distribution of such proceeds by Meadows.

VI.      MISCELLANEOUS

         6.1 Notices. Notices and other communications in connection herewith shall be in writing and shall be delivered (which delivery may be effected by telecopy, facsimile transmission, telex, graphic scanning or other telegraphic communications equipment), mailed or addressed.

         (a) if to PNM, at Alvarado Square, Albuquerque, New Mexico 87158 (telecopy no. (505) 242-6927) Attention: James B. Mulcock, Jr., Senior Vice President, with copies to (i) Keleher & McLeod, P.A., Public Service Building, P.O. Drawer AA, 414 Silver Avenue, S.W., Albuquerque, New Mexico 87102 (telecopy no. (505) 764-9643), Attention: William B. Keleher, Esq. and (ii) Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 (telecopy no. (212) 735-3596),
         Attention: Joseph W. Halliday, Esq; and

         (b) if to the Agent, the Collateral Agent or any Lender, at its address set forth on Schedule 1 hereto, with a copy to Wachtell, Lipton, Rosen & Katz, 299 Park Avenue, New York, New York 10171 (telecopy no. (212) 371-1658), Attention: Harold S. Novikoff, Esq.

         6.2 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including without limitation the holder of any participation in the Debt assigned or granted by any Lender; and all covenants, promises and agreements by or on behalf of PNM, the Agent, the Collateral Agent or any Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         6.3 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND WHOLLY PERFORMED WITHIN THAT STATE.

         6.4 Waivers; Amendments. (a) No waiver of any provision of this Agreement or consent to any departure by PNM, the Agent, the Collateral Agent or any Lender therefrom shall in any event be effective unless the same shall be authorized as provided in Section 6.4 (b) hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on PNM, the Agent, the Collateral Agent or any Lender in any case shall entitle PNM, the Agent, the Collateral Agent or such Lender, as the case may be, to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by PNM, the Agent, the Collateral Agent and the Lenders.

         6.5 Counterparts and Signatures. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Agreement shall be deemed executed and delivered by any party hereto if a copy or facsimile of a signature page hereof executed by such party is delivered to the Collateral Agent in accordance with Section 6.1 hereof.

         6.6 Headings. Article and section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         6.7 Entire Settlement. (a) Subject to the next succeeding sentence, this Agreement constitutes the entire settlement and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. The Lenders will take all steps necessary and appropriate on the part of the Lenders in good faith to consummate the arrangements contemplated by (i) the October 31, 1989 term sheet (the "Meadows Term Sheet") entitled "Restructuring of All Senior and Subordinated Indebtedness (the "Debt") of Meadows Resources, Inc. ("Meadows")" and (ii) paragraph IV of the October 4, 1989 term sheet entitled "Principal Terms of Comprehensive Settlement between Public Service Company of New Mexico ("PNM") and the Lenders (the "Lenders") to Meadows Resources, Inc. ("Meadows"). The Lenders and PNM understand and agree that (i) the Meadows Term Sheet is satisfactory to the Lenders in all material respects, (x) except with respect to certain issues (substantially intercreditor in nature) relating to the uniformity of interest rates on the respective portions of the Debt and (y) so long as the Lenders receive not less than 25% of any residual cash or cash equivalents of Meadows allocated in the manner described in paragraph 1(d) of the Meadows Term Sheet, and (ii) in the event that this Agreement conflicts with any provision of the Meadows Restructuring Agreement relating directly to PNM or its rights or obligations hereunder, the provisions of this Agreement shall control. Notwithstanding the foregoing, the contractual obligations of the Lenders with respect to the terms set forth in the term sheets referred to above shall be only as stated in the definitive documentation executed and delivered by all parties thereto in connection with the evidencing of the arrangements contemplated by such term sheets.

         (b) The Agent, the Collateral Agent and the Lenders hereby agree to modify the Consent and Override Agreement by deleting Section 2.3(c) thereof in its entirety. Except as otherwise provided in the immediately preceding sentence, the Consent and Override Agreement shall continue in full force and effect in accordance with the provisions thereof.

         6.8 Use of Agreement. Neither this Agreement nor any instrument or document delivered in connection herewith, nor any of the terms hereof or thereof, nor any negotiations or proceedings in connection herewith or therewith, nor any actions taken pursuant hereto or thereto, shall constitute or be construed as or be deemed to be evidence of an admission on the part of any party hereto of the truth or falsity of any of the claims or assertions made by any party hereto or the merit, or lack thereof, of any defenses thereto, nor shall this Agreement or any such instrument or document, or any of the terms hereof or thereof, or any negotiations or proceedings in connection herewith or therewith, be offered or received in evidence, or otherwise used in any proceeding, against any party hereto, except with respect to the enforcement of this Agreement.

         6.9 Further Assurances. PNM, the Agent, the Collateral Agent and the Lenders shall each from time to time do and perform any other act, and shall each execute, acknowledge, deliver, file, register, deposit and record any and all further instruments, required by law or reasonably requested by any party hereto for the purpose of proper protection, to the satisfaction of such party, of the rights or interests of such party or for the purpose of carrying out the intention of this Agreement.

         6.10 Confidentiality. Each party hereto separately agrees that such party and its employees, agents and attorneys shall not, except (a) as may be required by law, regulation or order of government authority or (b) in connection with the enforcement of this Agreement, disclose or communicate the substance or terms of this Agreement to any other person without the prior written consent of all parties hereto, which consent shall not be unreasonably withheld. Each party hereto separately grants to each other party hereto consent to disclose the provisions of this Agreement to such other party's attorneys, financial or lending institutions, outside auditors and regulatory authorities.

         6.11 Defense of Certain Proceedings. Promptly upon receipt by the Agent, the Collateral Agent or any Lender of notice of the commencement of any action or proceeding seeking any recovery described in Section 3.3 hereof or challenging the validity or priority of any lien securing the Debt (other than in respect of the BCD Pledged Notes), the Agent, the Collateral Agent or such Lender, as in the case may be, will notify PNM of such commencement (a "commencement Notice"). PNM will be entitled to participate in the defense of any such action or proceeding, and, to the extent that it may elect by written notice delivered to the Agent, the Collateral Agent and the affected Lenders promptly after receiving a Commencement Notice, to assume the defense thereof. In any case, counsel for the Agent, the Collateral Agent, the affected Lenders and, if it chooses to participate in or assume the defense, PNM will be a single law firm selected by the Collateral Agent after consultation with the affected Lenders, such counsel to be reasonably satisfactory to PNM, and PNM shall pay the reasonable fees and expenses of such counsel; provided, however, (i) if PNM shall, within ten days after receiving a Commencement Notice, give notice to the Collateral Agent that PNM has determined not to participate in or assume the defense of any such action or proceeding, the cost of any such defense by the Agent, the Collateral Agent or the Lenders shall not be at the expense of PNM and (ii) if the Collateral Agent after consultation with the Lenders reasonably concludes that there may be legal defenses available to the Agent, the Collateral Agent or the Lenders which are different from or additional to those available to PNM, or that it would be inappropriate for the counsel selected by the Collateral Agent to represent, in respect of a particular legal or factual issue or otherwise, both PNM, on the one hand, and the Agent, the Collateral Agent and the Lenders, on the other, the Collateral may after consultation with the Lenders select additional, separate counsel, but not at the expense of PNM, to represent the Agent, the Collateral Agent and the affected Lenders. The Agent, the Collateral Agent and the Lenders will, to the extent reasonably requested by PNM and at the expense of PNM, cooperate in good faith with PNM in connection with the defense of any such action or proceeding but, in the absence of any such reasonable request, will not be required to participate in any such defense. None of the foregoing shall prevent PNM, the Agent, the Collateral Agent or any Lender from retaining counsel, at its own expense, to represent its individual interests.

         6.12 Attorneys' Fees and Expenses. None of the Agent, the Collateral Agent or the Lenders will be obligated to pay any attorneys' fees or expenses of PNM, and, other than as set forth in Section 6.11 hereof, PNM will not be obligated to pay any attorneys' fees and expenses of the Agent, the Collateral Agent or the Lenders, in each case incurred in connection with the negotiation or documentation of this Agreement or any instrument or document prepared or delivered in connection herewith or otherwise in connection with the Debt; provided, however, that such fees and expenses of the Agent, the Collateral Agent and the Lenders may be paid from payments otherwise required to be made by PNM to the Collateral Agent pursuant to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                     PUBLIC SERVICE COMPANY
                                     OF NEW MEXICO

                                     By:
                                              ----------------------------------
                                              Title:

                                     CHEMICAL BANK
                                              individually and as
                                              Agent and Collateral Agent

                                     By:
                                              ----------------------------------
                                              Title:

                                     THE BANK OF NEW YORK (formerly
                                     known as Irving Trust Company

                                     By:
                                              ----------------------------------
                                              Title:

                                     BARCLAYS BANK PLC

                                     By:
                                              ----------------------------------
                                              Title:

                                     UNION BANK

                                     By:
                                              ----------------------------------
                                              Title:

                                     FIRST NATIONAL BANK IN
                                     ALBUQUERQUE

                                     By:
                                              ----------------------------------
                                              Title:

                                     DREXEL BURNHAM LAMBERT
                                              COMMERCIAL PAPER
                                              INCORPORATED

                                     By:
                                              ----------------------------------
                                              Title:

                                     MORGAN GUARANTY TRUST
                                              COMPANY OF NEW YORK

                                     By:
                                              ----------------------------------
                                              Title:

                                     FIRST INTERSTATE BANK OF
                                              ALBUQUERQUE

                                     By:
                                              ----------------------------------
                                              Title:

                                     FIRST NATIONAL BANK OF
                                              BELEN

                                     By:
                                              ----------------------------------
                                              Title:

                                   Schedule 1

                              Addresses for Notice

Name;  Address                                      Telecopy Number
--------------                                      ---------------

Chemical Bank                                       (212)  308-3825
277 Park Avenue
New York, New York  10172
Attention:  William Gullion

The Bank of New York                                (212)  635-7290
One Wall Street
New York, New York  10015
Attention:  Matthew Gilmartin

Barclays Bank PLC                                   (212)  412-5662
Barclays Bank Building
75 Wall Street
New York, New York  10265
Attention:  Eren Hussein

Union Bank                                          (213)  236-4096
445 South Figueroa Street
Los Angeles, California  90071
Attention:  Philip Flynn

First National Bank in Albuquerque                  (505)  247-2611
40 First Plaza, N.W.
Albuquerque, New Mexico  87102
Attention:  Melvin Hertz

Morgan Guaranty Trust Company                       (212)  837-5005
of New York
60 Wall Street
New York, New York  10260
Attention:  Ronald Carleton

First Interstate Bank of                            (505)  766-6376
Albuquerque
320 Gold Avenue, S.W.
Albuquerque, New Mexico  87103
Attention:  David Prysock

First National Bank of Belen                        (505)  864-5705
Post Office Box 4
Belen, New Mexico  87002
Attention:  Tim D. Hargrove

Drexel Burnham Lambert                              (212)  968-9881
Commercial Paper Incorporated
55 Broad Street (2nd Floor)
New York, New York  10004
Attention:  Taylor Wagenseil